UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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	Preliminary Proxy Statement

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	Definitive Proxy Statement

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☒	Soliciting Material Pursuant to § 240.14a-12
CYAN, INC.
(Name of Registrant as Specified In Its Charter)
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1

[Cyan Logo]
Cyan, Inc.
1383 N. McDowell Blvd., Suite 300
Petaluma, CA 94954

May 18, 2015

An Open Letter to Cyan’s Current and Prospective Customers

Ladies and Gentlemen,

As you know, on May 4, 2015, Cyan announced that we entered into a definitive agreement to be acquired by Ciena. We are very excited by the unique opportunity this combination presents to bring our customers leading hardware and software solutions that enable network operators to rapidly create revenue streams in the new virtualized, on-demand world.

We also understand that this news may give rise to some questions and uncertainty for you as current and prospective customers of Cyan. We assure you that both we and Ciena are focused on ensuring that the transaction—both during this period pending closing and once the deal is complete—is as seamless as possible for Cyan’s customers. I’m reaching out today with some additional information about how the combination will benefit Cyan customers, our approach to integration and what you can expect from the combined company.

Benefits to Cyan Customers. Through this transaction, we believe Cyan’s widely recognized best-in-class solutions will benefit from the combined company’s greater operational scale, global sales and support network and increased investment capacity. As a combined company, we will be in a stronger position to support the evolution of your packet optical networks through continued development at a faster pace and with greater capacity.  By way of illustration, Cyan spent ~$36M total in R&D in 2014, while Ciena has an overall annual R&D spend of approximately $400M. We believe that combining our resources will accelerate metro packet optical innovation and advance development of a next-generation management and controller solution that is more scalable, open, multi-layer, and multi-vendor.

Perhaps most important however, is that both companies have a shared philosophy of providing network operators greater control and choice by facilitating an open ecosystem free from vendor lock in. Cyan and Ciena share a common investment strategy based on the recognition that orchestration software will be increasingly important as network operators seek greater velocity through multi-vendor, multi-service, open orchestration solutions as a vehicle to modernize and monetize their operational environments.  The combination of Cyan’s advanced NFV platform and VNF partners and Ciena’s Agility software portfolio will accelerate the realization of this shared vision and the delivery of on-demand virtualized networks and services.

Integration. We’re very confident about the integration of Cyan into Ciena. Ciena holds customer relationships with the highest regard, and customer success will be the primary driver in the integration planning and execution phases. Ciena has a proven approach and strong track record of successful integrations, and we expect that to be the case with this transaction. Ciena has indicated that integration activities will be based on the following foundational principles:

•	Do what’s right for the customer;

•	Retain the key people;

•	Make quick decisions for clarity; and

•	Communicate quickly and honestly.

While we continue to operate as separate companies until the deal closes, through our integration planning and engagement with Ciena, we have been assured by Ciena that it:

•	will honor our existing commitments to you;

•	has no plans to manufacture discontinue (MD) the Z-Series platform and will continue to supply the platform and Blue Planet solution;

•	will meet committed support levels and retain a skilled customer support capability for Cyan solutions;

•	will maintain continuity of supply — Ciena does not expect disruptions as it shares an existing relationship with Cyan’s current contract manufacturer; and

•	retain an R&D team knowledgeable in key areas to produce on-going development consistent with customer commitments.

We hope you share our excitement about our proposed combination with Ciena. Both companies have great market momentum, and together can enhance our innovation capabilities to help you transform your network. We expect our transaction to close in the third quarter of calendar 2015, subject to stockholder approval and other customary closing conditions. We look forward to communicating more about the combined company as our integration planning advances and following the closing of the transaction. Until then, if you have any specific questions regarding the transaction, please contact any member of your Cyan account team.

***
Cautionary Statement Regarding Forward Looking Statements
This communication contains “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These statements, as they relate to Cyan (“Cyan”) or Ciena Corporation (“Ciena”), the management of either such company or the proposed transaction between Cyan and Ciena, involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These statements are based on current plans, estimates and projections, and therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Cyan and Ciena undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results of the networking industry, and other legal, regulatory and economic developments. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe harbor provisions of the PSLRA. Actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including, but not limited to, those described in the documents Cyan and Ciena have filed with the U.S. Securities and Exchange Commission (the “SEC”) as well as the possibility that (1) Cyan and Ciena may be unable to obtain stockholder or regulatory approvals required for the proposed transaction or may be required to accept conditions that could reduce the anticipated benefits of the merger as a condition to obtaining regulatory approvals; (2) the length of time necessary to consummate the proposed transaction may be longer than anticipated; (3) problems may arise in successfully integrating the businesses of Cyan and Ciena or such integration may be more difficult, time-consuming or costly than expected; (4) Cyan’s and/or Ciena’s businesses may suffer as a result of uncertainty surrounding the proposed transaction, including difficulties in maintaining relationships with customers or retaining key employees; (6) the parties may be unable to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; or (7) the industry may be subject to future risks that are described in the “Risk Factors” section of the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC by Cyan and Ciena. Neither Cyan nor Cyan gives any assurance that either Ciena or Cyan will achieve its expectations.
The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of Cyan and Ciena described in the “Risk Factors” section of their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by either of them from time to time with the SEC. All forward-looking statements included in this document are based upon information available to Cyan and Ciena on the date hereof, and neither Cyan nor Ciena assumes any obligation to update or revise any such forward-looking statements.
Additional Information and Where to Find It
This document relates to a proposed transaction between Cyan and Ciena, which will become the subject of a registration statement and joint proxy statement/prospectus forming a part thereof to be filed with the SEC by Ciena. This document is not a substitute for the registration statement and joint proxy statement/prospectus that Ciena will file with the SEC or any other documents that Cyan or Ciena may file with the SEC or send to stockholders in connection with the proposed transaction. Before making any voting decision, investors and security holders are urged to read the registration statement, joint proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction and related matters.
Investors and security holders will be able to obtain free copies of the registration statement, joint proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by Cyan or Ciena through the website maintained by the SEC at www.sec.gov.
In addition, investors and security holders will be able to obtain free copies of the joint proxy statement/prospectus, once it is filed, from Cyan by accessing Cyan’s website at investor.cyaninc.com/investors/default.aspx or upon written request to ir@cyaninc.com.
Participants in Solicitation
Cyan, Ciena and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Cyan’s stockholders in connection with the proposed transaction. Information regarding Cyan’s directors and executive officers is contained in the proxy statement for Cyan’s 2015 Annual Meeting of Stockholders, which was filed with the SEC on April 2, 2015. You can obtain a free copy of this document at the SEC’s website at

www.sec.gov or by accessing Cyan’s website at investor.cyaninc.com/investors/sec-filings/default.aspx. Information regarding Ciena’s executive officers and directors is contained in the proxy statement for Ciena’s 2015 Annual Meeting of Stockholders filed with the SEC on February 11, 2015. You can obtain a free copy of this document at the SEC’s website at www.sec.gov or by accessing Ciena’s website at www.ciena.com. Additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed transaction may be obtained by reading the joint proxy statement/prospectus regarding the proposed transaction when it becomes available. You may obtain free copies of this document as described in the preceding paragraph.